EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES ACQUISITION OF PAC-VAN, INC.

Pasadena, CA - July 28, 2008 - General Finance Corporation ( “General Finance”) (AMEX: GFN, GFN.WS and GFN.U) which owns Royal Wolf Trading Australia Pty Limited (“Royal Wolf”), the leading provider of portable storage solutions in Australia and New Zealand, and Mobile Office Acquisition Corp. (“MOAC”) and its subsidiary, Pac-Van, Inc. (“Pac-Van”), a provider of modular buildings and mobile offices in the United States, today announced that they have entered into a definitive merger agreement in a transaction valued at $158.8 million.

Pac-Van, Inc. is headquartered in Indianapolis, Indiana and operates 26 branch locations in 17 states in the United States with more than 7,000 customers. Since 2003 through June 30, 2008, Pac-Van has achieved a 25.9% CAGR in adjusted earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”). The transaction will establish General Finance as a key player and provider of modular units and portable storage solutions in North America and the Asia-Pacific area with estimated combined annual revenues of approximately $195 - $210 million.

General Finance’s Chairman, Lawrence P. Glascott, stated: “We are delighted to be merging with a widely recognized North American mobile office and modular solutions provider with a national platform. There are many strategic benefits of this transaction as we now own portable solutions companies in the North America and Asia-Pacific markets. The transaction will diversify our business across several geographic markets, add a high quality management team and provide improved access to the capital markets, which should in turn create enhanced shareholder value. We are optimistic about the acquisition, as we expect it to be accretive to fiscal 2009 earnings and contribute to our financial growth.”

Ted Mourouzis, COO or President of Pac-Van since 1999, and Pac-Van’s entire senior management team consisting of six executives with an average length of employment with Pac-Van of ten years will continue after the acquisition. Ted and his team will convert a significant amount of their MOAC equity into General Finance stock. Mr. Mourouzis commented, “We are excited by the expanded opportunities for our employees that will result from joining the General Finance team.”

In the acquisition, the stockholders of MOAC will be entitled to receive up to $21.5 million of cash, four million shares of restricted common stock of General Finance issued at $7.50 per share (with an aggregate value of $30 million) and a 20 month subordinated promissory note in the aggregate principal amount of $1.5 million. The note and $8.5 million of the restricted stock will secure the indemnification obligations for 20 months. Pursuant to the merger agreement, a subsidiary of General Finance will assume approximately $107 million of Pac-Van’s indebtedness and will acquire all outstanding shares of MOAC, the parent company of Pac-Van. The total consideration will not exceed $158.8 million plus the cost of any subsequent acquisitions. General Finance and the stockholders of MOAC will enter into a stockholders agreement which will provide registration rights which may be exercised after June 30, 2009.

MOAC’s ownership consists of Ronald L. Havner Jr., Ronald F. Valenta (the Chief Executive Officer of General Finance), Laminar D.E. Shaw and Pac-Van management employees. A special committee made up of independent Directors of the General Finance board retained an independent counsel and financial advisor and negotiated and approved the merger, subject to approval of the General Finance shareholders. RBC Capital Markets is the financial advisor to the special committee of the board of directors of General Finance and O’Melveny & Myers LLP is its counsel. Jeffer Mangels Butler & Marmaro represents MOAC.

Ronald L. Havner Jr. is Vice-Chairman and Chief Executive Officer of Public Storage and will convert substantially all of his equity into General Finance restricted stock. He will also join the General Finance board of directors at the closing of the acquisition. Public Storage (NYSE:PSA), a $13.8 billion market capitalization company, is the leading fixed site self-storage company in the United States with interests in 2,012 self-storage facilities with approximately 126 million net rentable square feet in 38 states; and 174 self-storage facilities with approximately 9 million net rentable square feet in 7 western European nations, all as of December 31, 2007.

General Finance estimates that for the full fiscal year June 30, 2009 estimated combined adjusted EBITDA would be between approximately $50 and $54 million, reduced by the timing of the closing. General Finance estimates that total long-term debt will be approximately $205 to $210 million at closing. Commitments have been received from the Pac-Van lenders allowing the assumption of all of the debt along with additional revolving debt availability of approximately $15 to $18 million.

General Finance plans to update its fiscal 2009 guidance following the closing of the acquisition. Prior to the acquisition, General Finance anticipated fiscal 2009 EBITDA of approximately $28 to $31 million, excluding share based compensation expenses.

Closing the transaction is subject to approval by General Finance stockholders, obtaining required government approvals, the assumption by a new subsidiary of General Finance of the senior secured and subordinated debt of Pac-Van and customary closing conditions.

A special meeting of General Finance’s stockholders will be scheduled for the purpose of submitting for approval the merger and the issuance of General Finance’s restricted common stock. The date of the stockholders meeting has not been scheduled.

Additional Information

This communication is being made in respect of the proposed merger transaction involving General Finance and MOAC and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, General Finance will file a proxy statement relating to a special meeting of its stockholders and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF GENERAL FINANCE ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to General Finance’s stockholders. Stockholders of General Finance will be able to obtain a free copy of the proxy statement, as well as other filings containing information about General Finance, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to General Finance Corporation, 39 East Union Street, Pasadena, CA 91103 Attention: Investor Relations.

General Finance and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding General Finance’s directors and executive officers is available in General Finance’s Transition Report on Form 10-K for the six months ended June 30, 2007, which was filed with the Securities and Exchange Commission on November 9, 2007. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf (www.royalwolf.com.au), sells and leases portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia and New Zealand.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, prospects of Royal Wolf. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as General Finance’s revised definitive proxy statement with respect to General Finance’s acquisition of Royal Wolf, its Transition Report on Form 10-K for the six months ended June 30, 2007 and its post-effective amendment on Form S-1.

Contact:
John Johnson
Chief Operating Officer
General Finance Corporation
(626) 584-9722 ext. 1009